Exhibit 10.40

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this "**Third Amendment**") is made and entered into as of August 31, 2009, by and between **900 NORTH MICHIGAN, LLC**, a Delaware limited liability ("**Landlord**"), and **GROSVENOR CAPITAL MANAGEMENT, L.P.**, an Illinois limited partnership ("**Tenant**").

RECITALS:

A. Landlord's predecessor in interest, LaSalle Bank National Association, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (the "**Trust**"), and Tenant entered into that certain Office Lease dated as of December 17, 2004 (the "**Original Lease**") pursuant to which the Trust leased to Tenant, and Tenant leased from the Trust, the "Premises" (as therein defined), in the property known as 900 North Michigan Building ("**Building**") the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611 and consisting of approximately 72,883 square feet of rentable area on the 11th, 12th and 20th floors of the Building (the "**Premises**").

B. On or about April 27, 2005, the Trust assigned its interest in the Lease to Landlord.

C. On or about May 31, 2007, Tenant and Landlord entered into a First Amendment to Office Lease (the "**First Amendment**") to provide for Tenant's lease of additional space in the Building by subleasing from JMB Realty Corporation, a Delaware corporation ("**JMB**"), certain space located on the 13th floor of the Building, pursuant to that certain Sublease Agreement, dated as of June 1, 2007, by and between JMB and Tenant, as consented to and agreed upon by Landlord, as amended.

D. On or about July 1, 2008, Tenant and Landlord entered into a Second Amendment to Office Lease (the "**Second Amendment**") to provide for Tenant's lease of additional space in the Building by exercising its right of first opportunity to lease certain space located on the 17th floor of the Building. The Original Lease, the First Amendment and the Second Amendment are hereinafter referred to together as the "**Lease.**"

E. The parties now desire to amend the Lease to provide for the modification of Tenant's right of first offer and right of first refusal with respect to that certain space (the "**Klutznick Space**") containing approximately 6,149 rentable square feet located on the 18th floor of the Building that is currently occupied by the Thomas J. Klutznick Company ("**Klutznick**").

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. **Right of First Offer; Right of First Refusal.** Tenant's right of first offer and right of first refusal, pursuant to Paragraphs 57 and 58 of the Lease, shall be subject and subordinate to (i) the right of Klutznick to extend the term of its current lease for the Klutznick Space to August 31,

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2012, (ii) the right of Walton Street Capital, L.L.C. ("**Walton**") to lease the Klutznick Space when the Klutznick Space becomes available for lease, and (iii) Walton's lease for 2,684 rentable square feet of space on the 18th floor of the Building that is currently occupied by Walton.

2. **Successors and Assigns**. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

3. **Counterparts**. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

4. **No Broker.** Tenant represents that Tenant has not dealt with any broker, agent or finder in connection with this Third Amendment and agrees to indemnify, defend and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Third Amendment. Landlord represents that Landlord has not dealt with any broker, agent or finder in connection with this Third Amendment and agrees to indemnify, defend and hold Tenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Third Amendment.

5. **Whole Agreement.** This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Third Amendment, the latter provisions shall govern and control. Except as expressly amended herein, the original terms and conditions of the Lease remain in full force and effect.

6. **Not an Offer.** Neither party shall be bound by this Third Amendment until Landlord and Tenant both have executed and delivered the same to our other party.

7. **Capitalized Terms.** All capitalized terms used but not defined herein shall have the meanings attributed to them in the Lease.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the year and date above first written.

LANDLORD:

900 NORTH MICHIGAN. LLC,
a Delaware limited liability company

By:	/s/ Patrick Meara
Print Name:	Patrick Meara
Title:	Vice President

TENANT:

GROSVENOR CAPITAL MANAGEMENT, L.P., an Illinois limited partnership

By:	/s/ Paul Meister
Print Name:	Paul Meister
Title:	V.P. of Grosvenor Holdings, L.L.C.
Manager of GCM, L.L.C.
G.P. of Grosvenor Capital Management, L.P.

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